UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 11, 2006

PRB Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 11, 2006, PRB Oil & Gas, Inc., a wholly-owned subsidiary of PRB Energy, Inc., (collectively “PRB”) entered into a Purchase and Sale Agreement (“PSA”) to acquire certain natural gas wells producing in the Niobrara formation and approximately 330,000 net acres in northeast Colorado and southwest Nebraska (“Properties”).  The acquisition includes the license to 85 square miles of proprietary 3D seismic and 115 miles of proprietary 2D seismic.  The sellers of the Properties are Lance Oil and Gas Company, Inc. and Western Gas Resources, Inc.

This transaction is scheduled to close before December 31, 2006, to be effective December 1, 2006.  The purchase price for the Properties will be determined at the closing of the transaction which is subject to certain conditions, including PRB’s due diligence review of title and environmental conditions of the Properties.

Item 9.01.    Financial Statements and Exhibits.

(d)      EXHIBITS

Exhibit No.	Description
99.1	Press release announcing the execution of the Purchase and Sale Agreement.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

/s/ Daniel D. Reichel
Daniel D. Reichel
Vice President — Finance and Treasurer
(Principal Financial Officer)

December 14, 2006